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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                          Date of Report: June 15, 2006
                        (Date of earliest event reported)

                           XECHEM INTERNATIONAL, INC.

             (Exact name of registrant as specified in the charter)

           Delaware                     0-23788                   22-3284403
(State or other jurisdiction      (Commission File No.)         (IRS Employer
      of incorporation)                                      Identification No.)


                         New Brunswick Technology Center
                    100 Jersey Avenue, Building B, Suite 310
                      New Brunswick, New Jersey 08901-3279
                    (Address of Principal Executive Offices)

                                 (732) 247-3300
               Registrant's telephone number including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

                                ---------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      Please see the disclosure under Item 3.02 herein.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

      On June 15, 2006, Xechem International, Inc. reached final agreement with Marjorie Chassman ("Chassman") regarding a bridge loan financing, whereby Chassman agrees to loan $1,025,000 to Xechem, in two tranches, one in the amount of $500,000 and the other in the amount of $525,000. The first tranche of $500,000 was infused on Friday, June 9, 2006. The second tranche of $525,000 is due by Friday, June 23, 2006. The note has been negotiated to convert into shares of our common stock at $0.015 per share (approximately 66,666,667 shares, excluding interest). The note bears interest at 8% and is due May 31, 2008. As additional consideration for infusion of the capital, Xechem will issue Chassman 66,666,667 warrants, exercisable at $0.02 per share for a period of 5 years. In addition, Chassman has agreed to extend the due date on all existing notes held by the Company to May 31, 2008. The loan has not been documented at this time. Upon documentation, it will be filed as an exhibit.

      Over the period from June 2, 2006 through June 5, 2006, Chassman infused $200,000 into Xechem. On June 15, 2006, the parties reached final agreement as to the terms: the note will be issued to Chassman in the amount of $200,000, it will bear interest at 8% and is due May 31, 2008. The note is convertible into shares of our common stock at $0.01 per share (20,000,000 shares, excluding interest). The loan has not been documented at this time. Upon documentation, it will be filed as an exhibit.

      Over the period from February 22, 2006 through May 10, 2006, Chassman infused $780,000 into Xechem, as reflected in Xechem's annual and quarterly reports. On June 15, 2006, the parties reached final agreement as to the terms: the note will be issued to Chassman in the amount of $780,000, it will bear interest at 8% and is due May 31, 2008. The note is convertible into shares of our common stock at $0.005 per share (approximately 156,000,000 shares, excluding interest). The loan has not been documented at this time. Upon documentation, it will be filed as an exhibit.

      The Company relied upon the exemption from registration available under
Section 4(2) of the Securities Act of 1933, as amended. The Bridge Loan Financing participant is an accredited investor, small in number, and has had access to information about Xechem.

ITEM 8.01   OTHER EVENTS.

      During the period from April 6, 2006 through June 8, 2006, Xechem International, Inc., converted Xechem debt (in the form of principal and interest) in the aggregate amount of approximately $563,000 ($526,000 of which was principal and $37,000 of which was interest) into approximately 144,511,809 shares of Xechem's common stock (exercised at conversion rates between $0.0025-$0.0075 per share), representing approximately 12% of Xechem's currently issued and outstanding stock.

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ITEM 9.01   EXHIBITS.

      (C)   EXHIBITS.

None.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   June 20, 2006

                                        XECHEM INTERNATIONAL, INC.

                                        By: /s/ Ramesh C. Pandey
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                                            Ramesh C. Pandey, Ph.D
                                            Chairman & CEO